EX-31

Rule 13a-14(d)/15d-14(d) Certifications.

I, Jeffrey Orr, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the WFRBS Commercial Mortgage Trust 2014-C23 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: Wells Fargo Bank, National Association, as General Master Servicer, CWCapital Asset Management LLC, as General Special Servicer, Wilmington Trust, National Association, as Trustee, Wells Fargo Bank, National Association, as Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, TriMont Real Estate Advisors, Inc., as Trust Advisor, Prudential Asset Resources, Inc., as Primary Servicer, NCB, FSB, as NCB Master Servicer, NCB, FSB, as Co-op Special Servicer, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant, National Tax Search, LLC, as Servicing Function Participant, Wells Fargo Bank, National Association, as Primary Servicer for the Bank of America Plaza Mortgage Loan, CWCapital Asset Management LLC, as Special Servicer for the Bank of America Plaza Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Bank of America Plaza Mortgage Loan, Wells Fargo Bank, National Association, as Certificate Administrator for the Bank of America Plaza Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Bank of America Plaza Mortgage Loan, Pentalpha Surveillance LLC, as Trust Advisor for the Bank of America Plaza Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Bank of America Plaza Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the Bank of America Plaza Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Columbus Square Portfolio Mortgage Loan, CWCapital Asset Management LLC, as Special Servicer for the Columbus Square Portfolio Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Columbus Square Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Certificate Administrator for the Columbus Square Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Columbus Square Portfolio Mortgage Loan, Pentalpha Surveillance LLC, as Trust Advisor for the Columbus Square Portfolio Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Columbus Square Portfolio Mortgage Loan and National Tax Search, LLC, as Servicing Function Participant for the Columbus Square Portfolio Mortgage Loan.

Dated: March 30, 2015

/s/ Jeffrey Orr

Jeffrey Orr, President

(senior officer in charge of securitization of the depositor)